EXHIBIT (6) (iv)

                                   EXHIBIT L
                                     TO THE
                             DISTRIBUTOR'S CONTRACT
                                  MENTOR FUNDS

            Mentor Income Portfolio - Class A, B, E Shares and Y (or
                             Institutional) Shares
       Mentor Asset Allocation Portfolio - Class A, B, E Shares and Y (or
                             Institutional) Shares


     In consideration of the mutual convenants set forth in the Distributor's Contract dated May 19, 1992 between Mentor Funds (formerly Cambridge Series Trust) and Mentor Distributors, LLC. (formerly Cambridge Distributors, Inc.), Mentor Funds executes and delivers this Exhibit on behalf of the Portfolios, and with respect to the separate classes of shares, if any, thereof first set forth in this Exhibit.


     WITNESS the due execution hereof this __ day of ________________, 1998.



                                                 MENTOR FUNDS

                                                 By:_________________________
                                                 President


                                                 MENTOR DISTRIBUTORS, LLC


                                                 By:__________________________
                                                    President